Exhibit 10.17

SECOND AMENDMENT AGREEMENT
TO CREDIT AND SECURITY AGREEMENT

This SECOND AMENDMENT AGREEMENT (this “Amendment”), dated as of November 25, 2013 is by and among THE LONGABERGER COMPANY, an Ohio corporation (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

BACKGROUND

A.                                    Borrower and Lender entered into that certain Credit and Security Agreement dated as of October 23, 3012 (as the same may be amended, modified, extended, or restated from time to time, the “Agreement”), pursuant to which Lender extended certain financing accommodations to Borrower.

B.                                    The parties hereto have agreed to modify the terms and conditions of the Agreement as more fully set forth herein.

C.                                    Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

NOW THEREFORE, in consideration of the terms, conditions and covenants set forth below, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, promise and agree as follows:

1.                                      Addition to Definitions.  Section 1.2 of the Agreement is hereby amended by adding the following definitions thereto:

“Fixed Asset Advance” shall mean, the amounts set forth below for each time period set forth below:

Time Period	Amount
Second Amendment Effective Date — February 28, 2014	$1,050,000
March 1, 2014 — May 31, 2014	$975,000
June 1, 2014 — June 30, 2014	$875,000
July 1, 2014 — July 31, 2014	$700,000
August 1, 2014 — August 31, 2014	$525,000
September 1, 2014 — September 30, 2014	$350,000
October 1, 2014 — November 14, 2014	$175,000
On or after November 15, 2014	$0.00

The foregoing amounts shall be reduced by any payments received by the Lender as set forth in Section 2.5(h).

“Second Amendment Effective Date” shall mean November 25, 2013.

2.                                      Amendment to Definitions. Section 1.2 of the Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with, respectively, the following:

“Borrowing Base” shall mean, at any time, the sum of (a) up to 90% of each Borrower’s Eligible Credit Card Accounts at such time, plus (b) up to 90% of each Borrower’s Eligible ACH Accounts at such time, plus (c) up to 85% of each Borrower’s Eligible Accounts at such time, plus (d) the lesser of (i) up to 65% of each Borrower’s (A) Eligible Inventory and (B) Eligible In-Transit Inventory, in each case calculated using first-in first-out (FIFO) basis and valued at the lower of cost or market value in accordance with GAAP, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value multiplied by each Borrower’s Eligible Inventory and Eligible In-Transit Inventory, in each case, valued at the lower of cost or market value, determined on a first in first out basis, at such time, plus (e) the Fixed Asset Advance, minus (f) Reserves. The Borrowers shall have the right to include up to $1,000,000 of in-transit Inventory as Eligible In-Transit Inventory as long as it meets the criteria of Eligible In-Transit Inventory (the $1,000,000 limitation shall apply to in-transit Eligible In-Transit Inventory prior to the application of the advance rate). The Lender may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) the sum of (i) Adjusted EBITDA plus (ii) the Inventory Book Value Increase Amount in an amount not to exceed $200,000 for any four consecutive fiscal quarter period, less (iii) Capital Expenditures that were not specifically funded by Indebtedness (provided that all Capital Expenditures that were funded by a Revolving Loan), less (iv) taxes paid in cash, less (v) dividends and distributions paid in cash, in each case, of the Borrowers and their Subsidiaries calculated on a consolidated basis with respect to such period plus (vi) non-cash bonus phantom stock expenses (to the extent subtracted from Adjusted EBITDA), less bonus phantom stock expenses paid in cash to (b) Fixed Charges.

“Revolving Commitment” shall mean the commitment of the Lender to make Revolving Loans and issue Letters of Credit, as such commitment may be reduced pursuant to the terms of this Agreement. As of the Second Amendment Effective Date, the amount of the Lender’s Revolving Commitment is Twelve Million Dollars $12,000,000.

3.                                      Addition to Section 2.5 (Repayment of Loans; Reduction of Commitment). Section 2.5 of the Agreement is hereby amended by adding, immediately following subsection (g), the following new subsection (h) thereto:

(h)                                 After the Term Loan is paid in full and while the Fixed Asset Advance is included in the Borrowing Base, upon the sale of any asset (other than Inventory sole in the ordinary course of business), including, without limitation, a Permitted Asset Disposition, to any Person other than to another Loan Party, the Borrowers shall make a mandatory payment on the Revolving Loan (without a concomitant reduction of the Revolving Commitment), on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the proceeds of such disposition, which payment shall reduce the Fixed Asset Advance on a dollar for dollar basis.

4.                                      Addition to Article III. Article III of the Agreement is hereby amended by adding, immediately following Section 3.10, the following new Section 3.11 thereto:

3.11                        Fixed Asset Advance Fee. Until such time as the Fixed Asset Advance has been reduced to zero, the Borrowers shall pay to the Lender a fee equal to .1% of the amount of the Fixed Asset Advance as of the last day of each month. Such fee shall be payable to the Lender on the first (1st) day of each calendar month commencing with the first calendar month following the Second Amendment Effective Date.

5.                                      Amendment to Section 7.7 (Distributions, Dividends, and Subordinated Debt Payments). Article 7 of the Agreement is hereby amended by deleting the Section 7.7in their entirety and replacing them with, respectively, the following:

7.7                               Distributions, Dividends, and Subordinated Debt Payments.

(a)                                 Declare, pay or make any dividend on any shares of the common stock or preferred stock or other Equity Interest, as the case may be, of any Loan Party (other than dividends or distributions payable in stock or other Equity Interest, as the case may be, or split-ups, or reclassifications of its stock), or apply or otherwise distribute any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or other Equity Interest, as the case may be, or of any options to purchase or acquire any such shares of common or preferred stock or other Equity Interest, as the case may be, of any Loan Party except after the Fixed Asset Advance has been reduced to zero:

(i)                                     distributions may be made by any Loan Party which has elected to be taxed as a partnership or in accordance with Subchapter S of the Code and any comparable state tax laws applicable to its respective shareholders or as a partnership for federal income tax purposes, in an amount necessary for the payment of the federal and state income tax obligations on account of the attribution of each such Loan Party’s income to its shareholders or members, as the case may be, by reason of such Loan Party being a Subchapter S corporation or a partnership for federal income tax purposes, in each case determined by reference to the shareholder or member, as the case may be, who has the highest combined marginal rate for income tax purposes so long as a notice of termination with regard to this Agreement shall not be outstanding; and

(ii)                                  dividends and distributions consisting of up to 50% of the net proceeds of any Permitted Asset Sale (the “Permitted Distribution”) may be made by the Borrowers (in addition to those permitted by subsection (ii) above) so long as (A) the Term Loan has been indefeasibly paid in full, (B) no Default or Event of Default exists or would result after giving effect to Permitted Distribution, (C) a notice of termination with regard to this Agreement shall not be outstanding, (D) the Borrowers shall have Availability of at least $6,000,000 after giving effect to the Permitted Distribution, (E) the Fixed Charge Coverage Ratio calculated in accordance with Section 6.3(a) shall equal or exceeds 1.50 to 1.00 as of the fiscal quarter ending immediately prior to the Permitted Distribution after giving effect to the Permitted Distribution as if the Permitted Distribution had been made during such prior fiscal period, (F) no more than 30% of the Permitted Distribution shall be made in any fiscal quarter and the entire Permitted Dividend shall be made within 1 year from the date of the consummation of the related Permitted Asset Sale, and (G) the Subordinated Debt has been indefeasibly repaid in full and the 2013 Equity Interest Redemption Note has been satisfied and cancelled.

(b)                                 Enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of any Loan Party.

(c)                                  Make any payments in respect of the Subordinated Debt other than in compliance with the Subordination Agreement.

6.                                      Waiver. Borrower has failed to comply with Section 2.12 Use of Proceeds (the “Existing Default”) by virtue of the Borrower’s payment of certain expenses incurred by Persons other than the Loan Parties in connection with that certain former shareholder’s 2013 transactions to sell, exchange and/or transfer a controlling interest in Borrower. Borrower has requested that Lender waive the Existing Default. Lender is willing to waive the Existing Default and hereby waives the Existing Default (the “Existing Default Waiver”); provided that the Borrower understands and agrees (such agreement being evidenced by the execution and delivery of this Amendment) that (a) the Existing Default Waiver is granted only with respect to the Existing Default and not with respect to any other Default or Event of Default which has previously existed, now exists, or at any time in the future shall exist, or any other breach of, or failure to comply with, the Agreement or any other Loan Document, (b) the granting of the Existing Default Waiver by the Lender shall not constitute a course of conduct or imply a future consent to any departure from the other terms of the Agreement or any other Loan Document, and (c) the Existing Default Waiver provided hereunder shall not be effective until all the conditions precedent set forth in this Amendment have been satisfied.

7.                                      Expenses. Prior to the effectiveness of this Amendment, Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, attorneys’ fees.

8.                                      Conditions Precedent. In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following conditions precedent:

(a)                                 Borrower shall execute and deliver to Lender this Amendment;

(b)                                 Borrower shall execute and deliver a copy of the resolutions in form and substance reasonably satisfactory to the Lender, of the Board of Directors, Managers or Members, as the case may be, of the Borrower authorizing the execution, delivery and performance of this Amendment and any related agreements, certified by an Authorized Officer of the Borrower as of the Second Amendment Effective Date; and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(c)                                  Borrower shall have paid any and all out-of-pocket costs, fees and expenses of Lender (including attorney fees) in connection with this Amendment; and

(d)                                 Lender shall have received such other and further documentation as Lender may reasonably deem necessary or appropriate to accomplish the terms set forth herein, each in form and substance reasonably satisfactory to Lender.

9.                                      Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this Amendment, (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any Material Business Agreement or any other agreement, instrument or document binding upon or enforceable against Borrower, (d) this Amendment constitutes a valid and binding obligation upon Borrower in every respect except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar federal or state laws or judicial decisions relating to the rights of creditors, (e) no event or condition which has or could reasonably be expected to have a Material Adverse Effect as to Borrower has occurred from the Closing Date to the Second Amendment Effective Date, and (f) no Default or Event of Default is outstanding under the Agreement.

10.                               Governing Law; Use of Terms Etc. Except as previously amended or as herein specifically amended, directly or by reference, all of the terms and conditions set forth in the Agreement are confirmed and ratified, and shall remain as originally written. This Amendment shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. The Agreement and all other Loan Documents shall remain in full force and effect in all respects as if the unpaid balance of the principal outstanding, together with interest accrued thereon, had originally been payable and secured as provided for therein, as amended from time to time and as modified by this Amendment. Nothing herein shall affect or impair any rights and powers which Lender may have under the Agreement and any and all related Loan Documents.

11.                               No Set Offs Etc. Borrower hereby declares that no Borrower has any set offs, counterclaims, defenses or other causes of action against Lender arising out of the Agreement, any Loan Document or any related documents, and to the extent any such set offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

12.                               Confirmation of Security Interests. Borrower confirms and agrees that all prior security interests and liens granted to Lender in all existing and future assets of Borrower remain unimpaired and in full force and effect and shall continue to cover and secure all Obligations. Borrower further confirms and represents that all of the collateral of Borrower remains free and clear of all liens other than those in favor of Lender or as otherwise permitted in the Agreement. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of Lender’s security interest in and liens upon the collateral of Borrower.

13.                               Obligations Absolute. Borrower covenants and agrees (a) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Agreement, as modified by this Amendment pursuant to the terms set forth therein, and (b) to perform and observe covenants, agreements, stipulations and conditions on its part to be performed hereunder or under the Agreement and all other documents executed in connection herewith or thereof.

14.                               Release. BORROWER HEREBY RELEASES, WAIVES AND FOREVER RELINQUISHES ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES AND CAUSES OF ACTION OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY SO-CALLED “LENDER LIABILITY” CLAIMS OR DEFENSES WHICH IT HAS, MAY HAVE, OR MIGHT ASSERT NOW OR IN THE FUTURE AGAINST LENDER AND/OR ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, SUCCESSORS, AND ASSIGNS (INDIVIDUALLY, EACH A “RELEASEE” AND COLLECTIVELY, THE “RELEASEES”), DIRECTLY OR INDIRECTLY, ARISING OUT OF, BASED UPON, OR IN ANY MANNER CONNECTED WITH (A) ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT, OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, OR WAS TAKEN OR PERMITTED PRIOR TO THE EXECUTION OF THIS AMENDMENT WITH RESPECT TO THE OBLIGATIONS, THE AGREEMENT, THE OTHER DOCUMENTS, OR THE ADMINISTRATION THEREOF, (B) ANY DISCUSSIONS, COMMITMENTS, NEGOTIATIONS, CONVERSATIONS, OR COMMUNICATIONS WITH RESPECT TO THE OBLIGATIONS OR (C) ANY THING OR MATTER

RELATED TO ANY OF THE FOREGOING PRIOR TO THE EXECUTION OF THIS AMENDMENT. THE INCLUSION OF THIS PARAGRAPH IN THIS AMENDMENT AND THE EXECUTION OF THIS AMENDMENT BY LENDER DOES NOT CONSTITUTE AN ACKNOWLEDGMENT OR ADMISSION BY LENDER OF LIABILITY FOR ANY MATTER, OR A PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.

15.                               Non-Waiver. This Amendment does not obligate Lender to agree to any other modification of the Agreement nor does it constitute a course of conduct or dealing on behalf of Lender or a waiver of any other rights or remedies of Lender. No omission or delay by Lender in exercising any right or power under the Agreement, this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

16.                               Incorporation. This Amendment is incorporated by reference into, and made part of, the Agreement which, except as expressly modified herein, remains in full force and effect in accordance with its terms.

17.                               No Modification. No modification of this Amendment or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

18.                               Headings. The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

19.                               Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

20.                               Severability. The provisions of this Amendment are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

21.                               Counterparts, Electronic Signature. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature by facsimile, email or other electronic method shall have the same force and effect as an original signature hereto.

22.                               CONFESSION OF JUDGMENT. THE BORROWER HEREBY AUTHORIZES ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD IN ANY COUNTY IN THE STATE OF OHIO OR ELSEWHERE WHERE A LOAN PARTY HAS A PLACE OF BUSINESS, SIGNED THIS AGREEMENT OR CAN BE FOUND, AFTER LENDER DECLARES A DEFAULT AND ACCELERATES THE BALANCES DUE UNDER THIS AGREEMENT, TO WAIVE THE ISSUANCE OF SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST THE LOAN PARTIES IN FAVOR OF LENDER FOR THE AMOUNTS THEN APPEARING DUE, TOGETHER WITH THE COSTS OF SUIT, AND THEREUPON TO RELEASE ALL ERRORS AND WAIVE ALL RIGHT OF APPEAL AND STAY OF EXECUTION. THE BORROWER AGREES AND CONSENTS THAT THE ATTORNEY CONFESSING JUDGMENT ON BEHALF OF THE LOAN PARTIES HEREUNDER MAY ALSO BE COUNSEL TO LENDER OR ANY OF ITS AFFILIATES, WAIVES ANY CONFLICT OF INTEREST WHICH MIGHT OTHERWISE ARISE, AND CONSENTS TO LENDER PAYING SUCH CONFESSING ATTORNEY A LEGAL FEE OR

ALLOWING SUCH ATTORNEY’S FEES TO BE PAID FROM ANY PROCEEDS OF COLLECTION OF THIS AGREEMENT OR COLLATERAL SECURITY THEREFOR.

23.                               Jury Waiver.  THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, ANY OF THE LOAN DOCUMENTS, ANY DOCUMENT DELIVERED HEREUNDER OR IN CONNECTION HEREWITH, OR ANY TRANSACTION ARISING FROM OR CONNECTED TO ANY OF THE FOREGOING. THE PARTIES REPRESENT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first set forth above in Cleveland, Ohio.

WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

THE LONGABERGER COMPANY
an Ohio corporation

By:	/s/ Kelly L. Kittrell
Name:	Kelly L. Kittrell
Title:	CFO

LENDER:

KEYBANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Nadine Eames
Nadine Eames
Vice President

Signature Page to

Second Amendment Agreement to Credit and Security Agreement